EXHIBIT 10.13





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                                LICENSE AGREEMENT

         This Agreement is entered into this 4th day of October 1996, by and between SSNN, Inc. ("Licensor"), a Nevada corporation, with offices at 377 South Nevada Street, Carson City, Nevada 89703, and Digital Data Networks, Inc. ("Licensee"), a Washington corporation, with offices at 3102 Maple Avenue, Suite 230, Dallas, Texas 75201.

                                    RECITALS

         Licensor is the developer and owner of a Service to provide comprehensive financial news and other information about small capitalization companies to persons who subscribe to the service on the Internet.

         Licensee desires to acquire the rights from Licensor to use, market and sell the Service to subscribers in the Territory, and Licensor has agreed to grant to Licensee an exclusive license to use the Service, and to improve upon, use, market and sell the Service within the Territory.

         1.0      Definitions.

         The following terms shall have the meanings set forth herein except to the extent the context otherwise requires:

                  (a) "Gross Revenues" means the dollar amount of all revenues received by Licensee from customers in Canada and the United States which result from the sale, use and marketing of the Service, expressed in U.S. Dollars. Gross Revenues would also include any and all advertising, promotional fees, Web page design fees and Web page referral fees received by Licensee in connection with the Service;

                  (b)      "Initial Term" means the term specified in Section
                           3.1;

                  (c)      "Internet" means the global network of computers;

                  (d) "License" means the License granted to Licensee by Licensor pursuant to this License Agreement;

                  (e) "License Year" means a period of 12 months commencing on the date of this Agreement or each consecutive anniversary of that date;

                  (f) "Licensee's Improvements" means all improvements to the whole or any part of the Service (whether patentable, trademarked or not), including technical information relating to, being supplied with, producing, using, marketing or selling the Service developed or acquired by the Licensee or a sub-Licensee during the Term of the License;


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                  (g)      "Licensor's Improvements" means all improvements to
                           the whole or any part of the Service (whether patentable or not), including technical information relating to, being supplied with, producing, using, marketing or selling the Service developed by Licensor during the Term of the License;

                  (h) "Persons" and words signifying persons include individuals, firms, partnerships, corporations, associations and governments and governmental, quasi-governmental and local authorities and agencies;

                  (i) "Service" means the service developed by Licensor to provide financial and other corporate information about small capitalization companies to subscribers;

                  (j) "Small Cap Companies" means companies with a market capitalization of less than $300 million;

                  (k) "Term of the License" means the Initial Term, together with any further terms, until either party gives notice pursuant to Section 3.2 hereunder;

                  (l)      "Territory" means the Dominion of Canada;

                  (m) "Trade Marks" means any trademarks existing or in the future attributed to the Service, and applications filed in any jurisdiction within the Territory or in the United States.

         2.0      Grant of License.

                  2.1 For the Term of the License, the Licensor hereby grants to the Licensee, who accepts, subject to the terms and conditions of this License Agreement, an exclusive license within the Territory to use, market, sell and develop the Service under the Trade Marks.

                  2.2 Licensor shall not, for the Term of this License Agreement and for six months after the termination hereof, use, market or sell the Service to customers who purchased the Service from the Licensee within the Territory.



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         3.0      Term of the License.

                  3.1 The License shall commence on the date of this License Agreement and continue for an Initial Term of one (1) year, and shall be automatically renewable thereafter for consecutive one-year terms, provided that Licensee meets or exceeds the following minimum requirements:

                           (a) During the Initial Term, Licensee shall contract
                               with a minimum of twenty-five (25) paying customers who shall subscribe to the Service at a fee of no less than $2,000 Canadian;

                           (b) During subsequent one-year terms, Licensee shall
                               contract with a minimum of twenty (20) new paying customers who shall subscribe to the Service at a fee of no less than $2,000 Canadian;

                           (c) Once Licensee reaches a cumulative five hundred
                               (500) paying customers, then Licensee shall have the right to license the Service in perpetuity.

                  3.2 The Licensee may give written notice to the Licensor at any time prior to 90 days before the anniversary date of any License Year of its intention to terminate this License Agreement and it shall terminate at the expiration of said License Year.

         4.0      Payments to the Licensor.

                  4.1 In consideration for the grant of the License hereunder and the use of the License during the Term hereof, Licensee shall pay to Licensor the following:

                  (a) Upon execution of this License Agreement, Licensee shall cause its Transfer Agent to issue to Licensor 25,000 shares of Licensee's Common Stock, no par value. Licensor hereby agrees to take such shares for investment and not with a view to distribution. The certificates representing such shares shall be stamped with a restrictive legend prohibiting transfer of such shares in the absence of an effective registration statement or an opinion of counsel satisfactory to Licensee that registration is not necessary;

                  (b) Within 30 days after the end of each three month period of the first License Year, 20% of Gross Revenues received by Licensee during such License Year resulting from the sale, use and marketing of the Service within the Territory shall be paid by Licensee to Licensor;
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                  (c)      Within 30 days after the end of each three month
                           period of the second License Year, 10% of Gross Revenues received by Licensee during such License Year resulting from the sale, use and marketing of the Service within the Territory shall be paid by Licensee to Licensor;

                  (d) Within 30 days after the end of each three month period of the third License Year, 5% of the Gross Revenues received by Licensee during such License Year resulting from the sale, use and marketing of the Service within the Territory shall be paid by Licensee to Licensor;

                  (e) Except as set forth below, no additional payments shall be made by Licensee after the third License Year;

                  (f) If Gross Revenues received by Licensee from the sale, use and marketing of the Service within the Territory exceed $1 million in any License Year, Licensee shall cause to be issued to Licensor 50,000 Common Stock Purchase Warrants, which shall have a strike price which is the median price between the closing Bid and Ask on the last day of the License Year in which Licensee exceeds the $1 million in Gross Revenues. These Common Stock Purchase Warrants shall expire five (5) years from the date of exercise of these Warrants;

                  (g) If Gross Revenues received by Licensee from the sale, use and marketing of the Service within the Territory exceed $5 million in total, beginning with the commencement of this License Agreement, Licensee shall cause to be issued to Licensor 100,000 Common Stock Purchase Warrants, which shall have a strike price which is the median price between the closing Bid and Ask on the last day of the License Year in which Licensee exceeds the $5 million in Gross Revenues. These Common Stock Purchase Warrants shall expire five (5) years from the date of exercise of these Warrants;

                  (h) If Gross Revenues received by Licensee from the sale, use and marketing of the Service within the Territory exceed $10 million in total, beginning with the commencement of this License Agreement, Licensee shall cause to be issued to Licensor 250,000 Common Stock Purchase Warrants, which shall have a strike price which is the median price between the closing Bid and Ask on the last day of the License Year in which Licensee exceeds the $10 million in Gross Revenues. These Common Stock Purchase Warrants shall expire five (5) years from the date of exercise of these Warrants;


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                  (i )     Any Warrants reserved for issuance pursuant to
                           Sections 4.1(f), (g) and (h) above that have not been issued at the end of five (5) years from the date of this License Agreement shall be terminated.

         5.0      Reports, Records and Inspection

                  5.1 At the time of making the payments set forth in Sections 4.1(b), (c) and (d) above, Licensee shall provide Licensor a written report of Gross Revenues from the sale, use and marketing of the Service for the period covered by the applicable payment. Similar reports shall be delivered to Licensor within 90 days after the end of Licensee's License Year, with respect to any Common Stock Purchase Warrants to be issued to Licensor pursuant to Sections 4.1(f), (g) and
         (h).

                  5.2 Licensee shall cause to be kept, at its principal office, true and detailed records of its revenues from the sale, use and marketing of the Service. Licensor and its authorized representatives shall have the right to inspect such records at any time during normal business hours after giving Licensee seven (7) business days prior written notice of its intention to do so.

         6.0      Representations and Warranties of Licensor.

                  6.1. Licensor represents and warrants to Licensee as follows:

                  (a) Licensor is a corporation, duly organized, validly existing and in good standing and has the requisite corporate power and authority to carry on its business as it is now conducted;

                  (b) Licensor has the requisite corporate power to enter into this License Agreement, such Agreement has been duly authorized, executed and delivered by Licensor, and no other corporate proceedings on the part of Licensor are necessary for the execution and delivery of this License Agreement and the grant of the License hereunder.

                  (c) No consent, approval authorization or order of any person or governmental authority is required to be obtained by the Licensor in connection with the grant of the License hereunder.

                  (d) There is no pending or threatened litigation, action suit, or proceeding involving the Invention, Trade Marks or License granted hereunder.


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                  (e)      The Licensor has filed all applications and has
                           obtained all approvals, licenses and authorizations necessary to own the Service. Licensee has the right to grant the License hereunder.

         7.0      Property Rights

                  7.1      Licensee acknowledges that:

                  (a) This License Agreement does not transfer to Licensee any proprietary rights in any part of the Service;

                  (b) All existing goodwill in the Service is vested and all future goodwill in the Service arising out of the sale, use and marketing of the Service will vest in Licensor and remain the property of Licensor.

         8.0      Infringement of Service.

                  8.1 Licensee agrees to notify Licensor immediately each time Licensee becomes aware of any actual or apparent infringement or unauthorized use of the Service.

                  8.2 Licensee shall, if required by Licensor, lend its name and shall otherwise do all reasonable acts, matters and things and execute all documents which Licensor may reasonably require for the purpose of any claim or proceedings against any person for actual or apparent infringement of the Service.

         9.0      Default by Licensee.

                  9.1 Licensee shall be in default under this License Agreement if:

                  (a) Licensee fails to make any payments of cash, stock or warrants required pursuant to Section 4 hereof within fourteen (14) days of written demand for payment has been made by Licensor following the due date of payment;

                  (b) Licensee fails to remedy any breach of its obligations under this License Agreement within fourteen (14) days after written demand for remedy has been made by Licensor;

                  (c) Licensee becomes insolvent or makes an assignment for the benefit of creditors, or there shall be convened a meeting of creditors of Licensee or a committee of creditors is appointed for Licensee;


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                  (d)      Any case or proceeding shall be commenced by or
                           against Licensee under any bankruptcy or insolvency law of the United States or any state thereof, or any petition for relief under any such law shall be filed by or against Licensee and not dismissed with 60 days thereof;

                  (e) Any petition or application to any court or tribunal, at law or in equity, shall be filed by or against Licensee for the appointment of a receiver, trustee, liquidator, custodian or conservator for it or any of its property and not dismissed within 60 days thereof.

                  9.2. Upon the occurrence of an event of default as set forth above, Licensor may exercise one or more of the following remedies:

                  (a) Proceed to collect all payments owing Licensor pursuant to Section 4 hereof; or

                  (b)      Terminate this License Agreement; or

                  (c) Pursue its rights either by suit in equity, at law or by other appropriate proceedings.

         10.0     Assignment and Sub-Licensing.

                  Licensee shall have the right to assign in whole or in part this License Agreement or the License granted hereunder or any benefits of this License Agreement or the License granted hereunder without the prior consent in writing of Licensor; provided however, Licensee shall require any sub-licensee to acknowledge and agree to the terms of this License Agreement.

         11.0     Costs.

                  Each party shall bear its own costs and expenses in connection with the preparation and execution of this License Agreement.

         12.0     Entire Agreement.

                  This License Agreement constitutes the entire agreement between the parties as to its subject matter and supersedes and cancels all prior agreements, arrangements, understandings and negotiations with respect thereto. This Agreementmay be altered, amended or changed only by written agreement executed by both parties.



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         13.0     Governing Law.

                  This License Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas without reference to conflict of laws or principles thereunder. All disputes relating to this License Agreement shall be tried before a court of Dallas County to the exclusion of all other courts that might have jurisdiction.

         14.0     Notices.

                  All communications hereunder shall be in writing and effective only on receipt, and shall be mailed, delivered, or sent by facsimile transmission confirmed,

                                            To Licensor at:

                                            SSNN, Inc.
                                            377 South Nevada Street
                                            Carson City NV 89703
                                            Facsimile No. (206)745-3839

                                            To Licensee at:

                                            Digital Data Networks, Inc.
                                            3102 Maple Avenue, Suite 230
                                            Dallas, Texas 75201
                                            Facsimile No. (214) 969-7238

         15.0     Successors.

                  This License Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         16.0     Counterparts.

                  This License Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signature thereon and hereon were on the same instrument.







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         IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed by their duly authorized officers this 4th day of October 1996.

  SSNN, Inc.


  By:   /s/   Deborah Anne Picou
        ------------------------
         Deborah Anne Picou, Chief Executive Officer


  Digital Data Networks, Inc.


  By:    /s/   Donald B. Scott
         ---------------------
          Donald B. Scott, Chairman and CEO



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